Exhibit 99.1
Boeing Completes Acquisition of Spirit AeroSystems
–Transaction underscores commitment to aviation safety and airplane quality while strengthening commercial production and supply chain stability
–Major operations align under Commercial Airplanes, aftermarket aligns under Global
Services, defense programs to operate independently
–Spirit Defense established to ensure continuity for teammates, uninterrupted support for
U.S. defense and space programs
ARLINGTON, Va., December 8, 2025 – Boeing [NYSE: BA] today announced it has completed its acquisition of Spirit AeroSystems [NYSE: SPR].
“This is a pivotal moment in Boeing’s history and future success as we begin to integrate Spirit
AeroSystems’ commercial and aftermarket operations and establish Spirit Defense,” said Kelly
Ortberg, president and chief executive officer of The Boeing Company. “As we welcome our new teammates and bring our two companies together, our focus is on maintaining stability so we can continue delivering high quality airplanes, differentiated services, and advanced defense capabilities for our customers and the industry.”
Boeing’s acquisition includes all of Spirit’s Boeing-related commercial operations, including fuselages for the 737 program and major structures for the 767, 777 and 787 Dreamliner. It also includes commercially procured fuselages for the P-8 and KC-46.
The transaction also brings Boeing’s largest supplier of spare parts in house, expands Boeing’s global maintenance, repair and overhaul services footprint and adds to Boeing’s rotable, lease, and exchange portfolio with Spirit’s aftermarket businesses.
Spirit Defense will continue to support its customers as an independent supplier to the defense industry to ensure uninterrupted support for its customers. It will act as a non-integrated subsidiary of Boeing Defense, Space & Security, aligning for financial reporting and select enterprise functional and site support, but maintaining independent governance and operations.
In addition, portions of Spirit AeroSystems’ operations in Belfast, Northern Ireland, have been acquired by Boeing, and the Belfast site will operate as an independent subsidiary branded as
Short Brothers, a Boeing Company.
Spirit AeroSystems’ commercial and aftermarket operations in Wichita, Kansas; Dallas, Texas;
and Tulsa, Oklahoma, as well as Spirit’s Aerospace Innovation Center in Prestwick, Scotland,
will begin to integrate into Boeing. Approximately 15,000 teammates across the five sites are becoming a part of Boeing.
“Kansas’ aviation expertise reaches far beyond our borders,” said Kansas Governor Laura Kelly.
“We help manufacture the aircraft the world relies on. Boeing’s acquisition of Spirit AeroSystems underscores the global significance of the work happening in our state and positions Kansas to continue shaping the future of aerospace innovation for decades to come."
“Wichita would not be the Air Capital of the World without the extraordinary engineers, designers and manufacturers who have invested in our aerospace industry and made Kansas their home,”
said U.S. Senator Jerry Moran. “Boeing’s acquisition of Spirit AeroSystems will help build bridges between Seattle and Wichita and bring new opportunities to the Air Capital of the World.
I welcome Boeing back to Wichita and look forward to working with them to build a lasting relationship with the community and its workforce, as well as current and future suppliers, to continue building on the growth we have seen in recent years.”
“Today’s announcement is a great recognition of the world-class talent we have in Wichita,” said
U.S. Senator Roger Marshall. “Our workers and the unions that represent them have kept
America as the gold standard in aerospace, and they deserve to be at the center of any future investment. I’m grateful that this agreement further solidifies Wichita’s prestige in the industry.”
"Kansas has a rich aviation history, and our region continues to lead the way in designing, developing and manufacturing world-class aircraft that serve the world,” said U.S. Congressman
Ron Estes. “Boeing's acquisition of Spirit AeroSystems continues to build on the successes of a century of U.S. flight. As the flags change at the manufacturing facility in southeast Wichita, I will remain a steadfast advocate for the skilled workforce and communities that make up the Air
Capital of the World."
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About Boeing
A leading global aerospace company and top U.S. exporter, Boeing develops, manufactures and services commercial airplanes, defense products and space systems for customers in more than 150 countries. Our U.S. and global workforce and supplier base drive innovation, economic opportunity, sustainability and community impact. Boeing is committed to fostering a culture based on our core values of safety, quality and integrity.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include statements relating to the anticipated benefits and synergies of the acquisition, Spirit’s future operations, and the impact of the acquisition on our business and future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on current assumptions about future events that may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict.
Many factors could cause actual results to differ materially from these forward-looking statements. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward-looking statement, except as required by law. Specific factors that could cause actual results to differ materially from these forward-
looking statements include the effect of global economic conditions, our ability to successfully integrate Spirit’s business and realize anticipated synergies, and other important factors disclosed previously and from time to time in our reports filed with the Securities and Exchange
Commission.
Boeing Media Relations
media@boeing.com
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